UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2013
Date of Report (Date of earliest event reported):

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-20540	95-4023433

(Commission File Number)	(IRS Employer Identification No.)

26745 Malibu Hills Road, Calabasas, California	91301

(Address of principal executive offices)	(Zip Code)

(818) 878-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 7, 2013, On Assignment, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices in Calabasas, California. A total of 53,221,748 shares of the Company’s common stock were entitled to vote as of April 12, 2013, the record date for the Annual Meeting. There were 49,670,626 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on four proposals.  Below is a summary of the proposals and corresponding votes.

Proposal 1.  Election of Directors

The first proposal was the election of three members of the Board to serve as directors until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified.  William E. Brock, Edwin A. Sheridan, IV, and Brian J. Callaghan were elected receiving votes as follows:

Nominee	For	Withheld	Broker Non-Votes
William E. Brock	46,327,682	1,156,517	2,186,427
Edwin A. Sheridan, IV	28,557,416	18,926,783	2,186,427
Brian J. Callaghan	28,404,609	19,079,590	2,186,427

Proposal 2.  Amendment of the On Assignment 2010 Incentive Award Plan.

The second proposal was to approve an amendment to the On Assignment, Inc. 2010 Incentive Award Plan (the “2010 Plan”) to, among other things, increase the number of shares we are authorized to issue or award under the 2010 Plan by four million shares.

For	Against	Abstain	Broker Non-Votes
44,828,425	2,645,971	9,803	2,186,427

Proposal 3.  Advisory Vote on Executive Compensation

The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstain	Broker Non-Votes
46,068,635	1,345,371	70,193	2,186,427

Proposal 4.  Ratification of Appointment of Independent Registered Accounting Firm

The appointment of Deloitte & Touche LLP to serve as our independent registered accounting firm for the fiscal year ending December 31, 2013 was ratified by the Company’s stockholders as follows:

For	Against	Abstain	Broker Non-Votes
48,708,503	960,371	1,752	0

Item 8.01	Other Events

On February 12, 2013 the Company completed the sale of the Nurse Travel division for $31.0 million in cash. Pursuant to guidance provided by the Securities and Exchange Commission (“SEC”), the Company has recast in Exhibit No. 99.1 filed with this Report the applicable items that were contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Form 10-K”), to present the Nurse Travel division, previously included in the Healthcare segment, as discontinued operations: Item 6 "Selected Financial Data;" Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” Item 8 “Financial Statements and Supplementary Data;” Item 9A “Controls and Procedures;” and Item 15 “Exhibits and Financial Statement Schedule.”

This Current Report on Form 8-K does not reflect events occurring after March 18, 2013, the date the Company filed its Annual Report on Form 10-K for the year ended December 31, 2012, and does not modify or update the disclosures therein in any way, other than as required to reflect the recast, as described above and set forth in Exhibit 99.1 attached hereto. For information on developments regarding the Company since the filing of the Form 10-K, please refer to the Company's reports filed with the SEC, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and other subsequent SEC filings.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
23.1	Consent of Independent Registered Public Accounting Firm.
99.1
Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Audited Consolidated Financial Statements of On Assignment Systems, Inc., as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, Controls and Procedures, and Schedule II - Valuation and Qualifying Accounts.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 13, 2013.

ON ASSIGNMENT, INC

/s/	Edward L. Pierce
By:	Edward L. Pierce

Its:	Executive Vice President and Chief Financial Officer